EXHIBIT 10.18

                             SUBCONTRACTOR AGREEMENT

       This subcontractor agreement (the "Agreement"), is made to be effective on May 1, 2003 (the "Effective Date") by and between EDT Learning, Inc. ("EDT Learning"), a Delaware corporation and Interactive Alchemy, Inc. ("Contractor").

       WHEREAS, EDT Learning is in the business of providing custom content development services to its customers (in the corporate, government and education customers sectors) and is the owner of certain proprietary techniques, methods and/or processes for developing and converting content into online and cd-rom based courses to individual end users and distributors;

       WHEREAS, EDT Learning and Contractor desire to enter into an agreement whereby Contractor will provide e-Learning custom content development and professional services to EDT Learning and indirectly to EDT Learning's Customers using among other things EDT Learning's Development Software;

       WHEREAS, EDT Learning and Contractor wish to execute this Agreement and certain subsequent statements of work, which will provide a description of each specific engagement or project, the associated fees, and the resulting work products or courses;

       NOW, THEREFORE, EDT Learning and Contractor, in exchange for the mutual promises and conditions contained herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, do agree as follows:

1. DEFINITIONS:

       a. "Custom Services" shall mean any of the services provided by Contractor pursuant to a Statement of Work to EDT Learning and indirectly to EDT Learning's Customers, which may include but are not limited to: (i) development of Courses incorporating and combining Customer Source Material with EDT's Learning Products or EDT Learning's Development Software; (ii) customizing and creating a Customer's Course using EDT Learning's Development Software;
              (iii) the creation or customization of an existing Customer's Course using Customer Source Material and a third party's development software for EDT Learning; or, (iv) any other type of work or effort on behalf of EDT Learning or its Customer pursuant to a Statement of Work executed by the parties hereto.

       b. "Source Material" shall be the source materials that belong to EDT Learning or its Customers that will be used or incorporated into a Course as a part of a Statement of Work, including text, pictures, graphics, sound files and video files.

       a. "Customer" shall mean any person or entity that: (i) had prior to the Effective Date ever purchased, obtained or received any good, service or product from either EDT Learning or from entities that have engaged in a merger or asset purchase transaction with EDT Learning, (specifically LearningEdge, Inc., ThoughtWare Technologies, Inc., Quisic Corporation and Mentergy, Inc.) and
              (ii) any person or entity who does during the period beginning with the Effective Date and ending the with termination date of this Agreement purchase, obtain or receive any good, service or product from EDT Learning.

       d. A "Contractor Client" shall mean any person or entity with which Contractor does business who is not an EDT Learning Customer. If a person or entity does business with the




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              Contractor prior to becoming an EDT Learning Customer and then subsequently does business with EDT Learning then that person or entity will not become a "Customer."

       e. "Course" shall mean any computer based or web based training, instructional or demonstration course that Contractor develops for EDT Learning or an EDT Learning Customer and shall also mean the Derivative Work and Work Product Contractor creates on behalf of EDT Learning for its Customer using the EDT Learning Development Software and/or the Contractor Development Software to modify the Source Material from one or more Courses.

       f. "Derivative Work" shall mean any work that is based upon one or more preexisting works, EDT Learning Products, EDT Learning Development Software, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation or combination that incorporates such preexisting work.

       g. "EDT Learning Products" means the software and other proprietary products developed, owned, leased and /or licensed by EDT Learning, and/or the software and other proprietary products developed and owned by EDT Learning including LearnLinc(R), or learning management systems, and any other software in which EDT Learning maintains a proprietary ownership interest.

       h. "Proprietary Rights" shall mean any and all ownership rights and other proprietary rights and interests, including but not limited to, patents, patent rights and published or unpublished U.S. and foreign patent applications, copyrights, copyrighted materials, unpublished research and development information, engineering, technical or product specification, designs, processes, un-patented inventions, mask ware, mask works, know-how, trade secrets, trademarks and their associated good will, trade names, service marks and their associated good will, logos, designs, technical data, licenses to practice any of the foregoing, and physical embodiments of any of the foregoing.

       i. "Development Software" shall mean the proprietary course development tool set and course player developed and owned by EDT Learning called i-CanvasTM and any software used or owned by EDT Learning and used in conjunction with i-Canvas for the development, creation or maintenance of a Course including EDT Learning's scripting tool and i-ReviewTM products, together with any documentation or materials provided therewith. "Statement of Work" shall mean the document between EDT Learning and Contractor in which Custom Services will be assigned by EDT Learning to Contractor. Each Statement of Work to this Agreement will define Custom Services to be provided and shall be mutually agreed to between EDT Learning and Contractor and will be executed by both parties and shall not be effective or binding upon EDT Learning or its Customer until signed by an authorized officer of EDT Learning and an authorized officer of Contractor. Each Statement of Work to this Agreement may include the description of Custom Services to be performed, the rate of compensation in hours and in total, expected start and completion date, any acceptance criteria, testing criteria, and delivery milestones. Where a Statement of Work contains provisions that are inconsistent with this Agreement, the inconsistent provisions of the Statement of Work shall govern, and all other provisions of this Agreement shall remain in full force and effect.


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       k.     "Trademarks" shall mean the marks claimed in good faith by EDT
              Learning to be its proprietary marks (service and trade) which include, but are not limited to: "EDT Learning e-Learning Simplified" "EDT Learning", "EDT Learning Custom Services Group", iCanvas(TM), LearnLinc(R), TestLinc(TM), OfficeLinc(TM), SupportLinc(TM), MeetingLinc(TM), ThoughtWare(TM), i-ReviewTM and any corresponding design or logo, associated with those Trademarks together with their respective stylistic markings and distinctive logotypes for such trademarks, trade names and service marks, along with all associated goodwill.

       1. "Work Product" shall mean (i) all of the tangible product or result of Contractor's work, including work of Contractor's subcontractors, if any, pursuant to any Statement of Work issued hereunder or pursuant to any other agreement of EDT Learning and Contractor and (ii) all intellectual property and intellectual property rights that relate to the business and interests of EDT Learning that Contractor conceives, develops or delivers at any time during the course of Contractor's performance of any Statement of Work issued hereunder or pursuant to any other agreement of EDT Learning and Contractor. Notwithstanding the foregoing, "Work Product" shall not include Consultant Tools, and EDT Learning hereby disclaims any ownership or proprietary interest of any kind in any Consultant Tools.

       m. "Advance Deposits" shall mean monies EDT collects from EDT customers for work for which no Statement of Work" has been executed.

       n. "Consultant Tools" shall mean any method, process or technique designed and developed by Contractor and used by Contractor in connection with providing consulting services under a Statement of Work, whether any such method, process or technique was conceived, developed or delivered prior to this Agreement or in connection with providing services under a Statement of Work that are not directly related to, based upon or derived from EDT Learning Products, Derivative Work or Development Software. Contractor retains ownership of and all rights to any Consultant Tools. Except as otherwise expressly provided in a separate, written license agreement signed by Contractor, if any, no license or other right to the Tools is granted or transferred to any Customer or to EDT Learning by this Agreement, any Statement of Work, or any Customer Contract.

       o. "Customer Contract" shall mean any contract or agreement between EDT Learning and a Customer (including without limitation any master agreement, any amendments and all relevant statements of work, including amendments) to which Custom Services relate.

2. APPOINTMENT AS CONTRACTOR. EDT Learning hereby appoints Contractor, and Contractor hereby accepts appointment from EDT Learning, as its sole authorized Custom Services contractor, subject to the terms and conditions hereof. Contractor agrees to provide to EDT Learning and its Customers Custom Services that are described and jointly agreed upon in a Statement of Work, as provided in this Agreement, using approved development tools including the Development Software. EDT Learning agrees that from time to time Contractor may hire subcontractors to assist Contractor in providing Custom Services, provided however that the use of subcontractors shall not relieve Contractor of any obligation or liability under this Agreement or any Statement of Work.

3. CUSTOM SERVICES. This Agreement is a foundation document to establish the working relationship between EDT Learning and Contractor in an independent agent principal relationship. EDT Learning and Contractor will endeavor to use a Statement of Work in the form attached as EXHIBIT "A." Statements of Work will be agreed upon concerning each project obtained by EDT Learning from the


SUBCONTRACTOR AGREEMENT                                             PAGE 3 OF 18
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       Customer pursuant to a Customer Contract and will be executed from time to time by the parties after the Effective Date. EDT Learning shall provide to Contractor, in connection with the negotiation of each Statement of Work, a copy of all relevant portions of the Customer Contract (including any amendments thereto). Any Statement of Work may be supplemented or modified by the parties from time to time, but any changes to a Statement of Work shall only be binding if made in writing and signed by both parties. The parties will further refine the scope of work and the timetables associated with any particular project through the development of a project plan and scope document which may supplement and/or amend the Statement of Work. Contractor will not attempt to negotiate any Statement of Work directly with a Customer and accordingly will not attempt to negotiate the price to be paid by the Customer or the payment terms available to the Customer. However, Contractor may assist EDT Learning in preparation of the Statement of Work by discussing the project with the Customer including the nature of the work, the type of deliverable, and the timelines associated with the project. Contractor will not be authorized to begin the delivery of Custom Services to EDT Learning unless and until a Statement of Work is executed by EDT Learning and by Contractor authorizing the work.

4. CONTRACTOR OBLIGATIONS. Upon execution of a relevant Statement of Work, issued by EDT Learning to Contractor and agreed to by Contractor in writing, Contractor warrants and represents that it will identify and allocate the resources required to design, develop and deliver the Custom Services to EDT Learning for timely delivery to Customer in accordance with the Statement of Work. Contractor shall be fully responsible for, and shall exercise all due diligence with respect to, the care and protection of any Source Materials which may be in Contractor's possession, custody, or control, including but not limited to maintaining the confidentiality thereof and preventing any unauthorized access or use thereof. Contractor shall ensure that all Courses developed and delivered to EDT Learning or its Customers are fully tested and comply with the Statement of Work pursuant to which they were developed and delivered. Within 30 days after termination of this Agreement Contractor and any third parties to whom Contractor has disseminated such Source Materials shall provide written verification that all such Source Materials have been returned to EDT Learning or its Customers, and neither Contractor nor its subcontractors will retain any copies of such Source Materials. Contractor agrees that the quality control of the Course and the Custom Services provided shall be the sole responsibility of Contractor. Subject to Contractor's rights to pursue its remedies under this Agreement, Contractor shall perform all Custom Services in a professional and expeditious manner and warrants that its services will be of a professional quality conforming to generally accepted industry standards and procedures. Contractor will conduct its business with EDT Learning Customers in a manner that reflects favorably at all times on EDT Learning and the good name, goodwill and reputation of EDT Learning. Contractor will avoid materially deceptive, misleading or unethical practices that are or might be detrimental to EDT Learning or its Products. Contractor will make no materially false or misleading representations with regard to EDT Learning or the Custom Services and will not: (i) employ or cooperate in the publication or employment of any materially misleading or deceptive advertising with regard to the Custom Services or Products; (ii) make representations, warranties or guarantees to the Customers with respect to the specifications, features or capabilities of the Custom Services or Courses other than those which are consistent with the Statement of Work (or any amendment thereof); or,
       (iii) enter into any contract or engage in any practice in conflict with its obligations under this Agreement.

5. EDT LEARNING OBLIGATIONS. EDT Learning will conduct its business activities in a professional and expeditious manner. EDT Learning will avoid materially deceptive, misleading or unethical practices that are or might be detrimental to Contractor. EDT Learning will make no materially false or misleading representations with regard to Contractor or the Custom Services and will not: (i) employ or cooperate in the publication or employment of any materially misleading or deceptive advertising with regard to the Custom Services or Products or (ii) make representations, warranties or guarantees


SUBCONTRACTOR AGREEMENT                                             PAGE 4 OF 18

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       to the Customers with respect to the specifications, features or capabilities of the Custom Services or Courses other than those which are consistent with the Statement of Work.

6. GRANT OF SOFTWARE LICENSE. Subject to the terms and conditions contained herein, EDT Learning hereby grants to Contractor while this Agreement remains in effect a non-exclusive, non-transferable, limited license to use the Development Software and the EDT Learning Trademarks to provide Custom Services to EDT Learning's Customers and to Contractor Clients. It is agreed and accepted by the parties that any licenses granted by EDT Learning to Contractor herein are limited personal licenses with no right to sublicense or sell that license. All proprietary rights in and to the Development Software, EDT Learning Products and Trademarks not granted herein shall remain fully and exclusively vested in EDT Learning. The limited license rights granted pursuant to this Agreement are the only rights that Contractor has to the EDT Learning Development Software, EDT Learning Products and Trademarks. During the term of this Agreement and in consideration for its execution, Contractor will be provided a fifty
       (50) user license to the i-Canvas software, including maintenance, support and upgrades without charge to Contractor. Upon termination of this Agreement, Contractor will have the right during the ninety (90) day period following the termination date to purchase licenses of the i-Canvas software at the lesser of the then current price or 80% of the price of i-Canvas at the Effective Date of this Agreement with the i-Canvas license purchased by Contractor being granted on EDT Learning's standard end user license terms. Unless and until this Agreement is terminated, Contractor may modify the source code of the i-Canvas software from time to time for use on a Customer's or Contractor Client's project. Prior to modification, Contractor will notify EDT Learning of the proposed change. Any changes to the i-Canvas software or any other EDT Learning Products or Development Software made by Contractor, regardless of the nature of the change or the timing of the change, will at all times exclusively vest in EDT Learning with all right title and interest in and to the i-Canvas software or any other EDT Learning Products or Development Software, and such changes shall be considered work-for-hire by Contractor on EDT Learning's behalf, without compensation of any nature to Contractor for the work performed or the value of the resulting modified software or product. Except and expressly authorized in writing by EDT Learning, Contractor shall not modify, translate, reverse engineer, de-compile or disassemble the Development Software or the EDT Learning Products or any portion thereof. Contractor agrees that is will use the Development Software only for the purposes of performing Custom Services or developing Courses for Contractor Clients and EDT Learning's Customers. Unless a license is purchased, Contractor agrees that within 30 days after termination of this Agreement, then Contractor will immediately return to EDT Learning all copies of Development Software or the EDT Learning Products, whether in the possession of Contractor or any subcontractor, and the license granted will immediately cease. Contractor will also receive such concurrent user licenses as EDT Learning reasonably determines necessary to use the LearnLinc(R) virtual classroom software for the exclusive purpose of internal use (the "Internal Use License") by Contractor while this Agreement remains in effect. The Internal Use Licenses will include free maintenance, support and upgrades while this Agreement remains in effect. Contractor will be able to use the Internal Use Licenses for the exclusive purpose of: (a) training its own employees; (b) providing training and support to those person who will be using the Courses created by Contractor; or (c) providing to Customers and Contractor Clients ongoing review and modification of the Courses while in development or during maintenance periods. Contractor shall not use the Internal Use Licenses to compete with EDT Learning and shall not directly or indirectly sell, re-sell, deliver, distribute, transfer, lease, sub-lease, sub-license or otherwise make available for use by an End User the Internal Use Licenses other than those in the direct employment of Contractor.

7. OFFICE SHARING ARRANGEMENT. Unless and until this Agreement is terminated and in consideration for the Contractor Payments (hereinafter defined), EDT Learning will provide to Contractor use of an appropriate amount of square feet of EDT Learning's premises (located at 2999 N. 44th Street, Suite


SUBCONTRACTOR AGREEMENT                                             PAGE 5 OF 18

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       620, Phoenix, Arizona) (the "Premises") and facilities for the support of up to 45 fulltime employees who work for Contractor (the "Contractor Space"). Should Contractor need more square footage than the Contractor Space provided then Contractor and EDT Learning may engage in a separate sublease agreement concerning some other portion of EDT Learning's Premises or Contractor may seek other additional premises outside of the EDT Learning's Premises. Unless and until this Agreement is terminated and in consideration for the Contractor Payments, EDT Learning will provide to Contractor use of its office equipment, office furniture and general office suite services (the "Executive Suite Services") which is necessary to provide the Custom Services to EDT Learning that will include at no additional cost to Contractor office cubicles, desks, computers, software, telephones, internet access, long distance, fax, copier, office supplies and postage without itemization. Should EDT Learning vacate the Premises for any reason and not provide equivalent space reasonably acceptable to Contractor, then, on and after the date of vacancy of the Premises, the obligation to provide Contractor Space and the obligations related to the Executive Suite Services shall terminate and the Percentage (as defined below) shall be reduced by one-half and the fees due to Contractor under Section 9b shall be increased to 90% from 80% of the Net Fees as defined therein. In the event of vacancy of the Premises, other than the foregoing changes in the Percentage and the amount due to Contractor the obligations of Contractor to EDT Learning concerning the Contractor Payments shall continue during the Term hereof. In consideration for the Executive Suite Services and use of the Contractor Space provided and other good and valuable consideration, then Contractor will (the "Contractor Payments"): (a) provide to EDT Learning each month that this Agreement remains in effect, at no additional charge, 80 hours of Custom Services for the creation of product demonstration, sales and marketing literature, web site enhancements and other creative services for use by EDT Learning, but not as part of the Custom Services provided to Customers; (b) reimburse one half of the base compensation of the sales executive which is focused on the sale of Custom Services (currently Ms. Sue Leff) in an amount up to $2,500 per month; (c) pay a percentage (the "Percentage") of the collected revenues associated with the sale of Custom Services to Contractor's Clients
       (i.e., revenues to persons other than EDT Learning Customers, the "Collected Revenues") based upon the following table:

--------------------------------------------------------------------------------------------------
COLLECTED REVENUES BY           DURING THE FIRST      DURING THE SECOND      AFTER THE SECOND
CONTRACTOR                      12 MONTHS FROM THE    12 MONTHS FROM THE     ANNIVERSARY OF THE
                                EFFECTIVE DATE        EFFECTIVE DATE         EFFECTIVE DATE
--------------------------------------------------------------------------------------------------
Less than $2 million            20%                   20%                    20%
BETWEEN $2 AND $4 MILLION       15%                   15%                    15%
BETWEEN $4 AND $5 MILLION       10%                   10%                    10%
OVER $5 MILLION                 10%                   5%                     0%
--------------------------------------------------------------------------------------------------


       EDT Learning will maintain a fulltime sales representative who is dedicated to the sale of Custom Services (the "Contractor Payments"). However, should EDT Learning terminate that sales associate and no longer employ a person who is dedicated to the sale of Custom Services, then Contractor on the termination date of that dedicated sales person will no longer provide to EDT Learning reimbursement of any sales person's compensation. If EDT Learning desires to hire and/or assign a new salesperson dedicated to the sale of Custom Services then Contractor will have the right to approve or disapprove the assignment/hire and upon their hiring the obligation to reimburse for one half of their compensation shall again resume.


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8.     LOYALTY AND EXCLUSIVITY.

       a.     Each party warrants and represents to the other party that:

              i. During the term of this Agreement and for the one (1) year period after termination of this Agreement, neither party will solicit for hire or hire any employee of the other party.

              ii. During the term of this Agreement and for the three (3) year period after termination of this Agreement, Contractor will not solicit any Customer of EDT Learning (or facilitate the solicitation of any Customer by any third party) for the purpose of the sale of the Custom Services or other product or service which is competitive with that of the products and services sold by EDT Learning as of the termination date of this Agreement other than pursuant to the terms and conditions of this Agreement, and EDT Learning will not solicit any Contractor Client for the purpose of the sale of the Custom Services..

              iii. During the term of this Agreement and for the one (1) year period after termination of this Agreement, Contractor will not solicit any Value Added Reseller or referral partner of EDT Learning (or facilitate the solicitation by any third party), including but not limited to SkillSoft, for the purpose of the sale of the Custom Services or other product or service which is competitive with that of the products and services sold by EDT Learning as of the termination date of this Agreement, other than pursuant to the terms and conditions of this Agreement. During the term of this Agreement and for the one (1) year period after termination of this Agreement, EDT Learning will not solicit any distribution or referral partner of Contractor (or facilitate the solicitation by any third party), for the purpose of the sale of the Custom Services, other than pursuant to the terms and conditions of this Agreement

              iv. During the term of this Agreement and for the three (3) year period after termination of this Agreement, each party represents and covenants that it will not (either personally, or through any individual association, partnership, corporation or other entity) intentionally disclose any Trade Secret or Confidential Information of the other party to any person, (or any association, partnership, corporation or other entity) for any reason or purpose whatsoever, except as may be required by this Agreement, a Statement of Work or operation and compulsion of law.

       b. Each party represents and warrants that its training and experience are such that the restrictions contained in this section, in general and in this paragraph specifically, shall not result in an inability on its part to pursue a livelihood, and that other alternatives or employment or business endeavors are reasonably available with these covenants fully enforced. Each party expressly agrees that the duration, geographical limitations and description of the prohibited conduct described in these representations and covenants are reasonable and that such party has given valuable consideration for the representations and covenants contained in this section. Each party agrees that the representations and covenants contained in this section are a material inducement for the other party to enter into this Agreement. Because each party has negotiated and agreed to the limitations and restrictions contained in this section, such Party expressly waives the right to later protest the reasonableness of the limitations, warranties, geographical limitations and prohibited conduct specified in these restrictive representations and covenants. Each party agrees that any


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              compensation or fee due to such party may be offset by any damages sustained by the other party should Contractor materially breach the foregoing restrictive covenants after notice and failure to cure such breach. Each party agrees that the other party would be immediately and irreparably harmed in the event of breach by it and therefore enforcement by immediately obtaining an injunction would be proper; and each party agrees that the amount of surety bond if any required shall not exceed $500.00.

9. FEES, PAYMENT TERMS AND CANCELLATION.

       a. EDT Learning and Contractor agree that the fees charged to Customers for the Custom Services shall be mutually agreed upon by both parties prior to the execution of a Statement of Work between EDT Learning and the Customer. Attached hereto in EXHIBIT "B" is Contractor's current standard fee schedule for the provision of Custom Services. EXHIBIT "B" is subject to modification by Contractor on at least 90 days prior written notice by Contractor. Any deviation from the standard rates for any Statement of Work shall be mutually agreed upon by both parties prior to quotation of the prices for the Custom Services to the Customer.

       b. Only EDT Learning will bill and collect from the EDT Learning Customer and accordingly Contractor will only look to EDT Learning for collection of any fees and charges due to Contractor from such Customer, including for work performed pursuant to this Agreement or any applicable Statement of Work. EDT Learning shall make reasonable commercial efforts to collect such fees and charges, and in connection therewith and will provide to Contractor a weekly written report of EDT Learning's aged accounts receivable, cash collections and such other related information that Consultant reasonably requests concerning Custom Services. EDT Learning represents that it shall not write off its accounts receivable arising from Custom Services performed by Contractor except for appropriate reserves and write offs due to uncollectability. Notwithstanding the foregoing, Contractor may bill and collect from any Contractor Client who is not an EDT Learning Customer. The fees due to Contractor will be equal to eighty percent (80%) of the Net Fee received by EDT Learning from the Customer for the Custom Services provided by EDT Learning to Customer. The term "Net Fee" shall mean the amount of the fee paid by Customer to EDT Learning after deduction of the sales commission (the amount of which is subject to mutual agreement by EDT Learning and Contractor) due to the EDT Learning sales executive who was responsible for the sale of the Statement of Work and shall not include any sales or other taxes collected by EDT Learning and remitted to any taxing authority. By way of example but not limitation, should EDT Learning's sales person receive 10% of the total revenue earned and a project derive revenue of $100,000, then Contractor shall be due a cash fee equal to $72,000 with EDT Learning retaining the remaining cash associated with the revenue of $18,000.

       c. Payments to Contractor of the Net Fee will be due upon the collection of cash from the Customer and which is earned revenue on an accrual basis in 'accordance with GAAP (matching the payments from the customer) and will be tendered to Contractor within three (3) business days of its receipt by EDT Learning. However, EDT Learning will have no obligation to tender to Contractor any portion of any Advance Deposits received by EDT Learning. If EDT Learning receives a deposit of money from a Customer in advance of the Net Fee being due and payable, then EDT Learning will advance to Contractor an amount equal to eighty percent (80%) of that deposit after deduction of the sales commission (the "Deposit"), provided, however, that such Deposit shall remain a liability of Contractor to EDT Learning unless and until earned by Contractor under the applicable accrual rules. By way of example but not limitation, should EDT Learning's sales person receive 10% of the


SUBCONTRACTOR AGREEMENT                                             PAGE 8 OF 18
              total revenue earned and the Customer tenders a deposit of $10,000, then Contractor will receive a cash Deposit equal to $7,200 with EDT Learning retaining the remaining cash associated with the deposit of $1,800. Only Custom Services which are resulting from executed Statements of Work on and after the Effective Date of this Agreement will result in a Net Fee due to Contractor. Contractor will not be entitled to any portion of any accounts receivable on EDT Learning's books prior to the Effective Date. Contractor and EDT Learning will apportion any work in process which is ongoing (i.e., partially completed projects prior to the Effective Date) and only the agreed upon un-completed portion of any work in progress will be subject to any Net Fee or sharing between EDT Learning and Contractor. EDT Learning and Contractor will execute separate Statements of Work for projects that are in partial completion and for which a Net Fee is due. All payments to Contractor shall be made in United States dollars. EDT Learning will provide to Contractor a weekly written report in reasonable detail itemizing cash receipts for payments received for Custom Services. Contractor will have right to audit upon reasonable notice and during normal business hours EDT's books and records concerning custom content development services that are provided to Customers. EDT Learning will be responsible for the collection of and payment of all taxes that are imposed on the Custom Services delivered to Customer, including any sales taxes. Notwithstanding any other provision of this Agreement, if EDT Learning fails to make any payment of the Net Fee within the three
              (3) days specified above, then in addition to any other remedies available under this Agreement Contractor shall have the right, but not the obligation, to immediately suspend all work under the Statement of Work and/or terminate the Statement of Work in its entirety.

10. CHANGE MANAGEMENT PROCEDURES.

       a. CANCELLATION OF STATEMENTS OF WORK. Once a Statement of Work has been executed by the parties, then EDT Learning may cancel such outstanding Statement of Work by providing to Contractor written notice of such cancellation in the event that: (i) the Customer cancels the Customer Contract to for which the Statement of Work provides Custom Services; (ii) the Contractor and EDT Learning mutually cancel the Statement of Work; or, (iii) Contractor breaches the Statement of Work and fails to cure such breach pursuant to Section 18b. hereof. Cancellation of a Statement of Work will be effective on the later of the date provided in the notice or the date Contractor receives written notice of cancellation. In the event of a cancellation of a Statement of Work, EDT Learning shall reimburse Contractor for all expenses incurred and for all Custom Services performed through and including the effective date of the cancellation. The fee due at cancellation for the services performed shall be based upon the hours expended and rates provided in the applicable Statement of Work (or if the specific hourly rates are not provided in the Statement of Work then the fee due to Contractor shall be based upon Contractor's standard hourly rate schedule).

       b. REQUIREMENT OF CHANGE ORDERS. Any changes, modifications, or additions to the obligations of either party or to any other material aspect of a Statement of Work will require a written Change Order prepared by either party and mutually agreed to by the parties. Either party may initiate a Change Order by sending the Change Order to the other party for review and approval. All Change Orders will conform to the template set forth in EXHIBIT "C" and may contain, but will not be limited to, the following information, as applicable:

                     i. A description of any additional work to be performed and/or changes to the performance required of either party, including the estimated number and skill level of personnel necessary to make such changes and/or additions and the availability of such personnel over the ensuing period;


SUBCONTRACTOR AGREEMENT                                             PAGE 9 OF 18

                     ii. A statement of the impact of the work or changes on the services or other requirements of this Agreement;

                     iii. The estimated timetable to complete the work specified in the Change Order;

                     iv. The impact, if any, on the schedule or fees;

                     v. Acceptance criteria for such work; and,

                     vi. Signatures of both parties.

       c. ACCEPTANCE OF CHANGE ORDER. Within five (5) days of the submission of a Change Order to either party, the other party will notify the party submitting the Change Order of its acceptance or rejection of the proposed change or addition in writing. Failure to respond to such a request will not be deemed to constitute acceptance of such Change Order request.

11.    WARRANTY.

       a.     Contractor represents and warrants that:

              i. All work undertaken by it to provide Custom Services, all Courses, and all Work Product shall be accomplished in a professional and workmanlike manner, and in accordance with industry standards, and in accordance with this Agreement and the applicable Statement of Work; and,

              ii. All software, content and other material provided to EDT Learning or EDT Learning Customer, including Contractor Work Product and covered Derivative Works do not and will not, to its knowledge, violate any copyright, trademark, service mark, trade secrets, U.S. patents, proprietary right or personal right of any third party, including any right of privacy or publicity and will not contain any defamatory or obscene statement or material.

       b. EDT Learning represents and warrants that the Development Software and EDT Learning Products and other material provided to Contractor for a Customer do not and will not, to its knowledge, violate any copyright, trademark, service mark, trade secrets, U.S. patents, proprietary right or personal right of any third party, including any right of privacy or publicity, and that they are original works for which EDT Learning has the right, power and authority to convey the licenses to Contractor or Contractor's subcontractors contemplated by this Agreement.

12. LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EDT LEARNING AND CONTRACTOR MAKE AND RECEIVE EACH TO THE OTHER NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, ARISING FROM THE COURSE OF DEALING OR USEAGE OF TRADE, OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTIES OF TITLE, QUIET ENJOYMENT, ABSENCE OF SECURITY INTEREST, LIEN OR ENCUMBRANCE, NONINFRINGEMENT, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN (INDEMNIFICATION), NEITHER EDT LEARNING NOR CONTRACTOR SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL EXEMPLARY, OR PUNITIVE DAMAGES RELATING TO OR ARISING FROM ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT, OR


SUBCONTRACTOR AGREEMENT                                            PAGE 10 OF 18

       FROM ANY PRODUCTS, SERVICES OR OTHER ACTIONS OR OMISSIONS CONNECTED WITH OR UNDERTAKEN PURSUANT TO THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, (WHETHER BASED UPON BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE, TORT OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR INJURY TO BUSINESS, REGARDLESS OF WHETHER THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EDT LEARNING'S LIABILITY FOR DAMAGES RELATING TO OR ARISING FROM ANY ALLEGED BREACH OF THIS AGREEMENT, OR PRODUCT, SERVICE ACT OR OMISSION IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE BALANCE OF PROJECT PRICE PAYABLE TO CONTRACTOR WITH RESPECT TO COMPLETED COURSES PREVIOUSLY DEVELOPED PURSUANT TO THE STATEMENT OF WORK DELIVERED BY EDT LEARNING TO CONTRACTOR PURSUANT TO THIS AGREEMENT AND PRIOR TO EXPIRATION OR TERMINATION OF THIS AGREEMENT. CONTRACTOR'S LIABILITY FOR DAMAGES RELATING TO OR ARISING FROM ANY ALLEGED BREACH OF THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF PROJECT PRICE ALREADY PAID BY EDT LEARNING WITH RESPECT TO STATEMENT OF WORK ISSUED PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL EDT LEARNING'S OR CONTRACTOR'S RESPECTIVE AFFILIATES, OR THE RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF EDT LEARNING OR CONTRACTOR, BE LIABLE FOR ANY CLAIMS OR DAMAGES RELATING TO OR ARISING FROM ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT, OR FROM ANY PRODUCTS, SERVICES OR OTHER ACTIONS OR OMISSIONS CONNECTED WITH OR UNDERTAKEN PURSUANT TO THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, (WHETHER BASED UPON BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE, TORT OR OTHERWISE), INCLUDING, BUT NOT LIMITED TO, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, OR PUNITIVE DAMAGES, OR THIRD PARTY CLAIMS, INCLUDING WITHOUT LIMITATION LOST PROFITS OR INJURY TO BUSINESS, REGARDLESS OF WHETHER SUCH INDIVIDUALS OR ENTITIES HAVE BEEN OR ARE ADVISED OR KNOW OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

13.    INDEMNIFICATION.

       a. BY CONTRACTOR. Contractor hereby agrees to indemnify, defend and hold harmless EDT Learning, its affiliates, and their respective shareholders, officers, directors, employees, agents and representatives from and against any and all third party claims or proceedings ("Claims") for causes of action, demands, liabilities, obligations, losses, damages, judgments, costs and expenses (including reasonable attorney's fees and expert witness fees) of any kind whatsoever: (a) which arise directly or indirectly out any breach of a Statement of Work by Contractor or its subcontractors; (b) which arise directly or indirectly under any agreement between Contractor and any Contractor Client; (c) which are based on an allegation that any materials, Custom Services, covered Derivative Works, Customer's Courses, or Work Product provided by Contractor hereunder infringe any Proprietary Rights of third parties provided that such infringement in not caused in whole or in part by EDT Learning Products; or, (d) which are claims by Contractor's employees for any wage, compensation, taxes, benefits, vacation pay, insurance, workman's compensation or other employment claims based upon the employment of such person by Contractor.

       b. BY EDT LEARNING. EDT Learning hereby agrees to indemnify, defend and hold harmless Contractor, its affiliates, and their respective shareholders, officers, directors,


SUBCONTRACTOR AGREEMENT                                            PAGE 11 OF 18
              employees, agents and representatives from and against any and all Claims of any kind whatsoever: (a) which arise directly or indirectly out any breach of a Statement of Work by EDT Learning;
              (b) which arise directly or indirectly under any Customer Contract (other than a breach of the related Statement of Work by Contractor or its subcontractors); (c) which are based on an allegation that any EDT Learning Products infringe any Proprietary Rights of third parties; or, (D) which are claims by EDT Learning's employees for any wage, compensation, taxes, benefits, vacation pay, insurance, workman's compensation or other employment claims based upon the employment of such person by EDT Learning.

       c. PROCEDURES. A party's obligation to indemnify the other party hereunder is conditioned upon such other party providing prompt written notice to the indemnifying party of an Claim and cooperating (at no out-of-pocket cost) with the indemnifying party in all reasonable respects.

14. INDEPENDENT CONTRACTOR RELATIONSHIP BETWEEN PARTIES. Contractor represents and warrants that it, and not EDT Learning, is the employer of Contractor's employees and that it is solely responsible for complying with all laws, rules and regulations of any governmental authority having appropriate jurisdiction relating to such employment, including, but not limited to, immigration, taxation, worker compensation and unemployment compensation. EDT Learning and Contractor are independent contractors, and neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent. The parties agree that Contractor shall retain sole discretion and judgment in the manner the services are to be performed. Neither party is, nor shall be considered to be, an agent, distributor, partner, joint venture or representative of the other party for any purpose.

15. CONFIDENTIAL INFORMATION. The term "Confidential Information" means, with respect to each party information which relates to a party's business, research, development, programs, costs, customers or general activities that is held in confidence by such party, including information that is designated as confidential or that, by its nature, should be considered confidential, including the terms of this Agreement, information relating to the Development Software, Source Material, EDT Learning Products, Work Products, Custom Services and Customers.. Each party (and its agents and licensors) will not disclose to any third party (except as required by law or government requests/orders or to its attorneys, accountants and other advisors as reasonably necessary), any of the Confidential Information. If law requires disclosure of Confidential Information, the party receiving the request will give prior written notice to the other to permit the other to contest such disclosure. Each party agrees to protect the confidentiality of the Confidential Information with at least the same degree of care it takes to protect its own Confidential Information. Neither party has any confidentiality obligations regarding information that enters into the public domain without breach of this Agreement; that it receives from a third party without restrictions on disclosure and without breach of a nondisclosure obligation; or that it has developed internally.

16.    RIGHTS IN WORK PRODUCT.

       a. WORK PRODUCT. All Work Product created or prepared by Contractor for EDT Learning pursuant to this Agreement whether or not prepared on or off the premises of EDT Learning or during regular work hours shall be the sole and exclusive property of EDT Learning.

       b. EXCLUDED ITEMS. EDT Learning hereby disclaims any ownership in, and Contractor shall not be required to assign to EDT Learning, any invention, discovery, innovation or improvement of Contractor which does not involve any of EDT Learning Products or Development


SUBCONTRACTOR AGREEMENT                                            PAGE 12 OF 18

              Software or Contractor Tools (the "Excluded Inventions"). In any Dispute with respect to these exclusions, the burden of proof will be on Contractor to show that the exclusion applies.

17. INSURANCE. Contractor agrees to obtain and maintain insurance which is required by any Statement of Work or that is required by the Customer of EDT Learning, including the following:

       a. Workers' Compensation insurance in an amount sufficient by virtue of the laws of the State of Arizona;

       b. General Liability insurance in which the limit of liability for injuries, including accidental death, and property damage is no less than U.S. $1,000,000 for any one occurrence;

       c. Professional Liability (errors & omissions): with limits of not less than $1,000,000 each occurrence; and,

       d. Automobile insurance in which the limit of liability for injuries, including accidental death, and property damage is no less than U.S. $1,000,000 for any one occurrence.

18.    TERM AND TERMINATION.

       a. TERM. The initial term of this Agreement will be thirty-six (36) months from the Effective Date of this Agreement (the "Initial Term"), unless terminated as provided herein with the date upon which termination is to occur provided in the Notice of Termination (the "Termination Date").

       b. BREACH. In the event that either party hereto breaches in the substantial performance of any material obligation specified herein or in any Statement of Work, the non-breaching party shall notify the other party hereof in writing and, if such breach is not remedied within thirty (30) days from the date of such notice, then the non-breaching party shall have the right to terminate this Agreement and all outstanding Statements of Work immediately.

       c. FINANCIAL DIFFICULTY. This Agreement shall automatically terminate if any of the following take place with regard to the other party: such party makes a general assignment or general arrangement for the benefit of its creditors; the filing by or against such party of a petition to have it adjudged bankrupt or of a petition for reorganization or arrangement of such party under any law relating to bankruptcy or insolvency unless, in the case of a filing against such party, the same is dismissed within thirty (30) days; the appointment of a trustee or a receiver to take possession of substantially all of such party's assets or its interests in this Agreement, where such possession is not restored within thirty
              (30) days; or the attachment, execution or other judicial seizure of substantially all of such party's assets or its interests in this Agreement, where such seizure is not discharged within thirty
              (30) days.

       d. VOLUNTARY TERMINATION. After the Initial Term, this Agreement shall continue from month to month unless and until terminated upon delivery by either party of thirty (30) days prior written notice of a party's intent to terminate (the "Termination Date").

       e. EFFECT UPON TERMINATION. No new Statements of Work may be entered into after the Termination Date, but termination of this Agreement by either party will not cause the automatic cancellation of any pending Statement of Work signed by both parties prior to the Termination Date (the "Remaining Statements of Work"). Services to be performed under Remaining Statements of Work will continue until completion, unless Customer cancels any


SUBCONTRACTOR AGREEMENT                                            PAGE 13 OF 18
              or all of the Remaining Statements of Work as provided herein. This Agreement will remain in effect with respect to the Remaining Statements of Work until their completion, at which time this Agreement will automatically terminate.

19.    MISCELLANEOUS PROVISIONS.

       a. FORCE MAJEURE. Either party's non-performance shall be excused to the extent that performance is impossible due to reasons beyond such party's control.

       b. GOVERNMENT REGULATIONS. Contractor will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. government and any country or organization of nations within whose jurisdiction Customer operates or does business.

       c. GOVERNING LAW. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Arizona (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. Notwithstanding the foregoing, claims seeking injunctive relief for Services in accordance with this Agreement may be brought in any state or federal court of competent jurisdiction. The prevailing party in any litigation between the parties shall recover its reasonable attorneys' fees and costs from the non-prevailing party.

       d. SEVERABILITY; WAIVER. In the event any provision of this Agreement is held to be unenforceable, the remaining provisions of this Agreement will remain in full force and effect, and the unenforceable provisions will be construed in accordance with applicable law as nearly as possible to reflect the original intention of the parties. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

       e. ASSIGNMENT. Contractor may not assign this Agreement, whether by operation of law or otherwise, without the prior written consent of EDT Learning, and any purported assignment without such consent will be void. The rights and obligations of EDT Learning hereunder may be assigned to an EDT Learning affiliate, or to an individual or entity that acquires all or substantially all of the assets or shares of EDT Learning, or with whom EDT Learning merges. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns.

       f. NOTICES. Any written notices, demands or other communications required or permitted by this Agreement must be given in English language and delivered via registered or certified air mail, return receipt requested, postage prepaid or by overnight courier or transmitted via telegraph, telex or telefax as follows: If to EDT Learning at 2999 N. 44th Street, Suite 650, Phoenix, AZ 85018, (602-952-0544 -- FAX) or if to Contractor at the address identified as Contractor's principal place of business. Delivery shall be deemed to have occurred upon receipt and/or transmission validation for telex and telefax. All notices are to be forwarded to the parties at their respective addresses stated hereinabove, unless either party furnishes written notice as to a change of its address in the manner provided hereinabove.

       g. CONTRARY, INCONSISTENT, OR ADDITIONAL TERMS. Any contrary, inconsistent, or additional terms contained in a mutually executed Statement of Work between EDT Learning and Contractor


SUBCONTRACTOR AGREEMENT                                            PAGE 14 OF 18
              securing such services, as compared to the terms and conditions contained in this Agreement, will be governed, interpreted, and construed in the following order of precedence: (i) the applicable Statement of Work and (ii) this Agreement. Any pre-printed terms and conditions on any materials, which EDT Learning regularly uses with its other customers, will be null and void and of no consequence whatsoever in interpreting the parties' legal rights and responsibilities as they pertain to any of the contemplated services provided hereunder. Should the terms of this Agreement or the existence of this Agreement itself cause a change in the ability of EDT Learning to recognize revenue from the sale of Custom Services or cause any change in the value of any of EDT Learning's assets, then the parties agree that they will either modify this Agreement to avoid that occurrence or will mutually terminate this Agreement.

       h. ENTIRE AGREEMENT; COUNTERPARTS; ORIGINALS. This Agreement, including all documents incorporated herein by reference, constitutes the entire agreement between the parties with respect to the Custom Services, and supersedes all prior or contemporaneous agreements, written and oral, regarding the Custom Services. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement may be changed only by a written document signed by authorized representatives of both parties.

       i. AUTHORITY. Authorized representatives of EDT Learning and Contractor have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date set forth beneath such party's signature.

       Executed as indicated below to be effective as indicated on the first date written above.

INTERACTIVE ALCHEMY, INC.                     EDT Learning, Inc.


By: /s/ Donald C. Pierson                     By: /s/ James M. Powers
    --------------------------------              ------------------------------
Printed Name: Donald C. Pierson, III          Printed Name: James M. Powers, Jr.
Title: President                              Title: President
Date:  5-31-03                                Date:  5-13-03


SUBCONTRACTOR AGREEMENT                                            PAGE 15 OF 18

                                   EXHIBIT "A"

                            FORM OF STATEMENT OF WORK


       The following document is the form of Statement of Work that will be the basis for any work performed by Contractor for EDT Learning, with the actual terms and conditions varying from project to project as needed.



             [The remainder of this page intentionally left blank.]



SUBCONTRACTOR AGREEMENT                                            PAGE 16 OF 18

                                WORK ORDER FORM
   (ASSOCIATED WITH SUBCONTRACTOR AGREEMENT BETWEEN INTERACTIVE ALCHEMY, INC.
                            AND EDT LEARNING, INC.)

       This Work Order defines certain Services to be performed by Interactive Alchemy, Inc. ("Subcontractor") in accordance with the terms and conditions of the Subcontractor Agreement ("Agreement") dated May 1, 2003 by and between Subcontractor and EDT Learning, Inc. The EDT Learning client associated with this Work Order is _________________ ("Client")


--------------------------------------------------------------------------------
EDT CUSTOMER NUMBER:
--------------------------------------------------------------------------------
EDT CUSTOMER NAME:
--------------------------------------------------------------------------------
EDT CUSTOMER CONTACT       Name:
INFORMATION:
                           -----------------------------------------------------
                           Contact:

                           -----------------------------------------------------
                           Title:

                           -----------------------------------------------------
                           Address:

                           -----------------------------------------------------
                           Phone:

                           -----------------------------------------------------
                           Fax:

                           -----------------------------------------------------
                           Email:
--------------------------------------------------------------------------------
DOCUMENTS NEEDED:                o   Services Agreement
                                 o   Work Order
--------------------------------------------------------------------------------

BACKGROUND:



SCOPE OF WORK (DELIVERABLES):

o        ___ hours of training

o        Training will be delivered in the following formats:
         |_| Web-based    |_| Computer-based   |_| Instructor-led   |_| Other
         Comments:______________________________________________________________
         _______________________________________________________________________

o Training will be developed from the following materials to be provided by the Customer
         |_| On-Line (WBT) |_| Self-paced (CBT) |_| Instructor-led |_| None |_| Other
         Comments:______________________________________________________________
         _______________________________________________________________________

o The training will be developed by adapting existing content in the following manner(1)
         |_| Repurpose |_| Rewrite/Produce new |_| Not applicable Comments:______________________________________________________________
         _______________________________________________________________________

o        Tier:

         |_| 1    |_| 2    |_| 3   |_| Other
         Comments:______________________________________________________________
         _______________________________________________________________________

o        Development platform:
         |_| i-Canvas  |_| MacroMedia Flash   |_| Other   |_| Not applicable
         Comments:______________________________________________________________
         _______________________________________________________________________

______________________
(1) If "Repurpose" is selected existing content (text, media and graphics) will be used to the maximum degree possible. If "Rewrite/Produce New" is selected, substantial portions of the existing content will be written or produced anew.


EDT Learning, Inc.                 Page 1 of 3        Version. 4.0, June 1, 2002

o        Delivery platform:
         |_| EDT LMS (specify)   |_| Docent (specify version)
         |_| Other LMS (specify below)   |_| Not applicable
         Comments:______________________________________________________________
         _______________________________________________________________________



ASSUMPTIONS:


TIMING OR SPECIAL ISSUES:

A general timeline has been indicated and will be considered until otherwise indicated by Customer:

         o        Execution of this agreement is dependant on __________________
         o        Estimated project kickoff is______________
         o        Estimated course delivery date is_____________
         o        Other significant milestone dates (estimated):
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

                  Comments: ____________________________________________________
                  ______________________________________________________________

LOCATION WHERE SERVICES WILL BE PERFORMED:

       Interactive Alchemy's offices in Arizona.

  -----------------------------------------------------------------------------------------------------------------------------
    FEES & CHARGES:
  -----------------------------------------------------------------------------------------------------------------------------
    DELIVERABLES                              DETAILS                                       UNIT PRICE        EXTENDED PRICE
  -----------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------
                                                                                             Sub-Total:
  -----------------------------------------------------------------------------------------------------------------------------
                                                                                     Sales & Use Taxes:
  -----------------------------------------------------------------------------------------------------------------------------
                                                                                             TOTAL DUE:
  -----------------------------------------------------------------------------------------------------------------------------
    EXPENSES REIMBURSEMENT:                   Approved Travel expenses, if any reimbursed by Client.
  -----------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------------
    PAYMENT TERMS: AS DEFINED IN THE AGREEMENT
  -----------------------------------------------------------------------------------------------------------------------------


Please sign where indicated below to acknowledge acceptance of the terms of this Work Order and provide authorization to begin the project provided herein. This Work Order may be executed in counterparts and by facsimile, each of which when so executed, will be deemed an original, and all of which together shall constitute one and the same instrument.


EDT Learning, Inc.               Page 2 of 3          Version. 4.0, June 1, 2002

EDT LEARNING, INC                            INTERACTIVE ALCHEMY, INC

Signature: _________________________         Signature:_________________________

Title: _____________________________         Title:_____________________________

Date: ______________________________         Date:______________________________

Tel: (602) 952-1200

Fax: (602) 952-0544







EDT Learning, Inc.              Page 3 of 3           Version. 4.0, June 1, 2002

                                   EXHIBIT "B"

                       CONTRACTOR'S STANDARD HOURLY RATES
                       ----------------------------------


THE FOLLOWING ATTACHMENT WILL BE THE BASIS FOR ANY WORK PERFORMED BY CONTRACTOR
   FOR EDT LEARNING, WITH THE ACTUAL HOURS AND RATES VARYING FROM PROJECT TO
     PROJECT AS NEEDED AND REFLECTED IN THE APPROPRIATE STATEMENT OF WORK.



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SUBCONTRACTOR AGREEMENT                                            PAGE 17 OF 18

                                  CUSTOM TIERS

                                  TIER 1       TIER 2      TIER 3
INTERFACE
BRANDING                          LOGO ONLY    Custom      Custom
GRAPHICAL MENUS                   NO           YES         YES


NAVIGATION
LINEAR                            YES          YES         YES
NON-LINEAR                        NO           YES         YES

MEDIA
STATIC GRAPHICS
  2-D                             UPTO8        UP TO 8     UP TO 12
  3-D                             NO           UP TO 2     UP TO 4
ANIMATED GRAPHICS
  2-D                             NO           UP TO 2     UP TO 4
  3-D                             NO           NO          UP TO 2
TOTAL GRAPHICS                    UP TO 8      UP TO 12    UP TO 20


FLASH ELEMENTS                    NO           YES         YES

AUDIO                             YES          YES         YES
VIDEO                             NO           Add'l Chg   Add'l Chg

PRESENTATION & INTERACTIVITY
ROLLOVERS                         UP TO 2      UP TO 4      UP TO 8
POPUPS                            UP TO 2      UP TO 4      UP TO 8


TIMED BULLETS                     NO           UP TO 4      UP TO 8
TIMED HIGHLIGHTING                NO           UP TO 4      UP TO 8

REMEDIATION                       Yes          Yes          Yes



INSTRUCTIONAL TECHNIQUES
PRESENTATION                      Yes          Yes          Yes
DEMONSTRATION                     Yes          Yes          Yes
PRACTICE                          Yes          Yes          Yes
SOFTWARE SIMULATIONS              Yes          Yes          Yes
SCENARIOS/CASE STUDIES            NO           UP TO 2      UP TO 4


                                                              Pricing


STANDARD HOURLY RATE       $120


                                        FIRST HOUR                                        ADDITIONAL HOURS (SAME PROJECT)
                                      STARTING POINT                                            STARTING POINT

TIER 1                     OLT          SPT         ILT       NO EXISTING            OLT          SPT          ILT     NO EXISTING
  REPURPOSE               $9,000      $11,250       n/a           n/a               $7,200       $9,000        n/a         n/a
  REWRITE                $11,250      $14,063     $16,875       $22,500             $9,000      $11,250      $13,500     $18,000

TIER 2                     OLT          SPT         ILT       NO EXISTING            OLT          SPT          ILT     NO EXISTING
  REPURPOSE              $13,800      $17,250       n/a           n/a              $11,040      $13,800        n/a         n/a
  REWRITE                $17,250      $21,563     $25,875       $34,500            $13,800      $17,250      $20,700     $27,600

TIER 3                     OLT          SPT         ILT       NO EXISTING            OLT          SPT          ILT     NO EXISTING
  REPURPOSE              $18,600      $23,250       n/a           n/a              $14,880      $18,600        n/a         n/a
  REWRITE                $23,250      $29,063     $34,875       $46,500            $18,600      $23,250      $27,900     $37,200



        DEFINITIONS
                   OLT Customer has existing on-line, web based training that will provide the basis for the course
                   SPT Customer has existing self-paced, computer-based training that will provide the basis for the course
                   ILT Customer has existing instructor-led training that will provide the basis for the course
           NO EXISTING Customer does not have a current course, but will provide us with the content in another form

             REPURPOSE The new web-based course will be produced by adapting the existing content, sticking closely to the original
               REWRITE The new web-based course will be produced by significantly re-writing the current course or material



EDT CONFIDENTIAL                                                5/13/2003                                                     Page 1

                                   EXHIBIT "C"
                                   -----------

                                  CHANGE ORDER

Change Order No._________________________________entered into pursuant to the Subcontractor Agreement dated May 1, 2003 by and between EDT Learning, Inc. and Contractor ("Contractor ") and the Statement of Work or Statement of Work executed on_____________________________pertaining to_____________________

1. Describe changes, modifications, or additions to the services.





2. Necessity, availability and assignment of requisite EDT personnel and/or resources to make requested modifications or additions.





3. Impact on Costs, Performance Period, and other requirements.

       a.     Changes in Costs:


       b.     Changes in Performance Period:


       c.     Changes to any other requirements:


4. Describe any revisions in acceptance test procedures.






____________________________________     _______________________________________
Signature of Contractor                  Date


____________________________________     _______________________________________
Signature of EDT Learning, Inc.          Date


SUBCONTRACTOR AGREEMENT                                            PAGE 18 OF 18

ILINC
COMMUNICATIONS

                      AMENDMENT TO SUBCONTRACTOR AGREEMENT

       This amendment to subcontractor agreement (the "Amendment") is made to be effective on April 1, 2004 (the "Effective Date") by and between iLinc Communications, Inc. (formerly known as EDT Learning, Inc.) ("iLinc Communications"), a Delaware corporation and Interactive Alchemy, Inc. ("Contractor").

       WHEREAS, iLinc Communications and Contractor entered into a subcontractor agreement dated May 1, 2003 (the "Agreement") whereby Contractor provides e-Learning custom content development and professional services to iLinc Communications and indirectly to iLinc Communications' Customers using among other things iLinc Communications' Development Software;

       WHEREAS, iLinc Communications and Contractor wish to modify that Agreement;

       NOW, THEREFORE, iLinc Communications and Contractor, in exchange for the mutual promises and conditions contained herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, do agree as follows:

       1. Section 19(e) of the Agreement "Assignment" shall be amended and replaced in its entirety to read as follows:

       "19(e) ASSIGNMENT. Contractor may not assign this Agreement, whether by operation of law or otherwise, without the prior written consent of iLinc Communications, however, such approval of cannot be unreasonably withheld or delayed. The rights and obligations of iLinc Communications hereunder may be assigned to an iLinc Communications affiliate, or to an individual or entity that acquires all or substantially all of the assets or shares of iLinc Communications, or with whom iLinc Communications merges. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns."

       2. The Agreement shall be hereby amended to reflect the foregoing agreement of the Parties on and after the Effective Date, and except as amended hereby and any other preceding amendments, the Agreement shall remain otherwise unchanged.

       Executed as indicated below to be effective as indicated on the first date written above.

    Interactive Alchemy, Inc.                    iLinc Co munications, Inc.

By: /s/ Donald C. Pierson                    By: /s/ James M. Powers
    ---------------------------------            -------------------------------
    Donald C. Pierson, III, President            James M. Powers, Jr., President
Date: 4/22/04                                Date: 4/22/04


AMENDMENT TO SUBCONTRACTOR AGREEMENT                                 PAGE 1 OF 1

                   Amendment No. 2 to Sub-Contractor Agreement
                                     Between
                           iLinc Communications, Inc.
                                       and
                            Interactive Alchemy, Inc.

       This second amendment (the "Amendment") to that sub-contractor agreement dated May 1, 2003 (the "Agreement"), (together with and as amended by the first amendment dated April 1, 2004) by and between iLinc Communications, Inc. (formerly EDT Learning, Inc.), a Delaware corporation (the "iLinc"), and Interactive Alchemy, Inc. ("Contractor").

       Whereas, iLinc wishes to continue to provide custom content development services to its customers while fostering the business opportunity of Interactive Alchemy; and

       Whereas, Contractor wishes to continue to provide outsourced custom content services to iLinc's customers while it continues to build its own custom content business to its own Contractor customers pursuant to the existing Sub-contractor Agreement; and,

       Now Therefore, in exchange for the mutual promises contained in the Agreement and herein, iLinc and Contractor agree as follows:

       1. This amendment shall be effective on April 29, 2006 (the "Amendment's Effective Date"), and all capitalized terms not defined herein shall have the meaning given them in the Agreement

       2. Section 18 titled Term and Termination of the Agreement shall be modified so that the Initial Term of the Agreement shall be extended for an additional twenty- four (24) months (with the modified Initial Term being a total of sixty (60) months from the effective date of the Agreement) and, unless earlier terminated pursuant to Section 18, the Agreement shall expire on its own terms on May 1, 2008.

       3. Beginning on May 1, 2006, iLinc will no longer be responsible for providing the full range of Executive Suite Services that are described in the Agreement and not as part and parcel of payment of Contractor Fees. Therefore, from May 1, 2006 until July 15, 2006 Contractor will remain in the Premises while other facilities are being prepared by Contractor (the "Occupancy Period") and during the Occupancy Period Contractor will pay to iLinc a rental fee in the fixed and determined amount of $11,140 per month (the "Rent"), (with a prorated amount per day for any partial month). The so-called Rent payment will be due on the first day of each month that the Contractor remains in the Premises beginning May 1, 2006 and will be specifically for: use of the premises (including CAM and taxes), office equipment, office furniture, telephone (excluding long distance and audio conferencing), and parking; but, will not be for office supplies, regular and express mail, coffee and water, and all other "services" not listed above. Finally, on or after July 15, 2006, Contractor will vacate the Premises (Suite 620), and Contractor thereafter will no longer pay Rent (unless held over after July 15, 2006 in which case Rent will continue until the Premises are vacated), and iLinc will no longer be responsible for providing, Premises, or the Executive Suite Services to Contractor. By way of clarification, after July 15, 2006, Contractor will be responsible for obtaining its own premises, parking, office


Amendment No. 2 to Sub-Contractor Agreement                          Page 1 of 3
              supplies, internet connectivity, IT staffing, computers, office equipment, and telephone systems.

       4. Beginning on May 1, 2006 and during the first twelve (12) months of this Amendment, the Percentage that will be paid to Contractor for work performed by Contactor under Section 9(b) shall be increased to 90% of the Net Fee. During the second twelve (12) months of this Amendment, the Percentage that will be paid to Contractor for work performed by Contactor under Section 9(b) shall be decreased to 87.5% of the Net Fee, (with the amount being retained by iLinc during year one and year two being called the "iLinc Retained Portion"). Furthermore, the amount due to iLinc from Contractor for work performed on Contractor's Client under
              Section 7 (see inset table) shall be stricken. Instead, in consideration for access to iLinc's Development Software, Derivative Works and the continued relationship as iLinc's custom content supplier, Contractor agrees to pay a fee equal to ten percent (10%) of all Contractor's sales from work performed on Contractor's Clients during the first twelve (12) months of this Amendment; and, a fee equal to twelve and one half percent (12.5%) of all Contractor's sales from work performed on Contractor's Clients during the second twelve (12) months of this Amendment (with the amount paid by Contractor called the "Royalty Fee"). Notwithstanding the foregoing, in no event, during the first twelve (12) months of this Amendment, shall the total of the iLinc Retained Portion and the Royalty Fee together exceed two hundred thousand dollars ($200,000) (i.e., as an annual maximum); and in no event, during the second twelve (12) months of this Amendment, shall the total of the iLinc Retained Portion and the Royalty Fee together exceed four hundred fifty thousand dollars ($450,000), so that during the two year term of this Amendment, the total of the iLinc Retained Portion and the Royalty Fee shall not exceed a total of six hundred and fifty thousand dollars ($650,000). To assure that cash collections are acknowledged and payments made on a timely basis by both parties, when a payment is received from an iLinc Customer or a Contractor Client, then evidence of the receipt of payment (e.g. a copy of the check or wire transfer documentation) shall be delivered to the other party within 24 hours of receipt and payment of the corresponding amount due to Contractor or the Royalty Fee shall be delivered within seventy-two (72) hours of receipt of payment.

       5. At the end of the amended Initial Term and upon termination of the Agreement, then the covenants of Section 8(a)(ii) and 8(a)(iii) are terminated without further effect; but provided for clarity
              Section 8(a)(i) and Section 8(a)(iv) shall remain unchanged and in full affect notwithstanding termination of the Agreement, provided further that Sue Leff shall be considered an employee of both Contractor and iLinc for purposes of Section 8(a)(i). Furthermore, at the end of the amended Initial Term and upon termination of the Agreement then the license granted in Section 6 to the Development Software (e.g. i-Canvas software) shall continue on a perpetual basis from the termination date of the Agreement but the internal use license for all other software (e.g. LearnLinc software) shall terminate.


Amendment No. 2 to Sub-Contractor Agreement                          Page 2 of 3

       6. Conflicts between the provisions of this Amendment and the Agreement shall be resolved in favor of the spirit, intent, terms and provision of this Amendment. All other provisions not directly modified by this Amendment contained within the Agreement shall remain unchanged and in full force and effect.

iLinc Communications, Inc.                   Interactive Alchemy, Inc.:

By: /s/ James M. Powers                      By: /s/ Don Pierson
    ---------------------------------            -------------------------------
    James M. Powers, Jr.,                        Don Pierson,
    President                                    President
Date: 5/5/06                                 Date: 5/5/06



Amendment No. 2 to Sub-Contractor Agreement                          Page 3 of 3

                        Amendment to Contractor Agreement
                                     between
                           iLinc Communications, Inc.
                                       and
                            Interactive Alchemy, Inc.

       This third amendment (the "Agreement") is to be effective on September 28, 2007 (the "Effective Date"), and is between iLinc Communications, Inc., a Delaware corporation ("iLinc"), and Interactive Alchemy, Inc. ("Contractor").

       Whereas, Contractor did execute that certain sub-contractor agreement dated May 1, 2003, (together with and as amended by the first amendment dated April 1, 2004 and second amendment dated May 5, 2006) (all together the "Custom Content Agreement"), a copy of which is attached as Exhibit "A";

       Whereas, iLinc wishes to continue to provide custom content development services to its customers while fostering the business opportunity of Contractor through the term of the Agreement; and

       Now Therefore, in exchange for the mutual promises contained in the Agreement and herein, iLinc and Contractor agree as follows:

       1. All capitalized terms not defined herein shall have the meaning given them in the Custom Content Agreement.

       2. Beginning on the Effective Date, and during the remainder of the term of the Custom Content Agreement:

              a. the Percentage that will be paid to Contractor for work performed by Contactor under Section 9(b) shall be increased to 95% of iLinc's collected revenue;

              b. Contractor shall not owe a fee to iLinc from work performed on Contractor's Clients (the so-called "Royalty Fee");

              c. At the end of the Amended Initial Term and upon termination by expiration of the Agreement (but not if terminated by the parties by assertion of a material breach that is adjudicated by an arbitrator as uncured):
                     i. All compensation whether in the form of fees or otherwise accrued but unpaid between the parties shall be fully paid and shall no longer accrue;
                     ii. All Statements of Work outstanding and uncompleted at the termination date will be irrevocably assigned by iLinc to Contractor, and all cash deposits associated with those outstanding Statements of Work will be transmitted to Contractor, if any, and all such outstanding and assigned Statements of Work will thereafter be completed by Contractor;
                     iii. Because Contractor will be responsible for completion of those outstanding Statements of Work, Contractor will indemnify and hold harmless iLinc, for the three (3) year period beginning with the termination date, for claims that arise on and after the termination


Third Amendment to Contractor Agreement                              Page 1 of 2
                            date against iLinc by and of iLinc's Customers arising from any custom content services that had been provided at any time by Contractor; and,
                     iv. iLinc covenants that, for the three (3) year period beginning with the termination date, it will not compete with Contractor in the custom content development business, specifically concerning custom content development business of United Airlines; provided however for clarity that nothing herein shall prohibit iLinc from offering any other service or product other than custom content development services to any person or entity, including United Airlines.
                     v. The parties will execute a mutual release and indemnity from any and all claims arising from the Custom Content Agreement upon termination of the Custom Content Agreement.

              d. Provided further that Sue Leff shall be permitted to be employed by Contractor and Contractor shall be responsible for all compensation due to Ms. Leff, whether base salary or commission, but not any Agent commission due upon United hosting.

       3. Conflicts between the provisions of this Amendment and the Custom Content Agreement (and any Amendment thereto) shall be resolved in favor of the spirit, intent, terms and provision of this Agreement. All other provisions not directly modified by this Amendment contained within the Agreement (and any amendment) shall remain unchanged and in full force and effect.


iLinc Communications, Inc.


By: /s/ James M. Powers
    ---------------------------------
    James M. Powers, Jr.,
    President
Date: 9/28/07


Interactive Alchemy, Inc.:


By: /s/ Don Pierson
    -------------------------------
    Don Pierson,
    President
Date: 9/28/07



Third Amendment to Contractor Agreement                             Page 2 of 2